EXHIBIT 21

SUBSIDIARY LIST

Name of Subsidiary and Name Under Which It Does Business	Jurisdiction of Incorporation
1035 Line Company	Delaware
AB Australasia Pty Limited	Australia
Arnott’s Biscuit Company Singapore Pte Ltd	Singapore
Arnotts Biscuits Holdings Pty Limited	Australia
Arnott’s Biscuits Limited	Australia
Arnotts Limited	Australia
Arnott’s New Zealand Limited	New Zealand
Arnott’s Sales Pty Limited	Australia
Arnott’s Foundation Pty. Limited	Australia
BF Bolthouse Holdco LLC	Delaware
Bolthouse Farms Canada Co.	Canada
Bolthouse Farms Japan YK	Japan
Bolthouse Juice Holdings, LLC	Delaware
Bolthouse Juice Products, LLC	Delaware
CAH Corporation	Delaware
Campbell Argentina S.A.	Argentina
Campbell Arnott’s Holdings Pty Ltd	Australia
Campbell Arnott’s Investments Pty Ltd	Australia
Campbell Arnott’s Investments No. 2 Pty Ltd	Australia
Campbell Australasia Pty Ltd	Australia
Campbell Cheong Chan Malaysia Sdn. Bhd	Malaysia
Campbell Company of Canada	Canada
Campbell EU Investment Company	Delaware
Campbell Finance 2 Corp.	Delaware
Campbell Foods (NZ) Ltd	New Zealand
Campbell Foodservice Company	Pennsylvania
Campbell Hong Kong Limited	Hong Kong
Campbell International Holdings Inc.	Delaware
Campbell Investment (Australia) Pty. Limited	Australia
Campbell Investment Company	Delaware
Campbell Japan Incorporated	Japan
Campbell Jin Bao Tang, Inc.	Delaware
Campbell MFG 1 Company	Delaware
Campbell Luxembourg Holdings S.a.r.l.	Luxembourg
Campbell Sales Company	New Jersey
Campbell Soup Asia Limited	Hong Kong
Campbell Soup Dominicana, S.A.	Dominican Republic
Campbell Soup Supply Company L.L.C.	Delaware
Campbell Southeast Asia Sdn Bhd	Malaysia
Campbell Swire (HK) Ltd	Hong Kong

Name of Subsidiary and Name Under Which It Does Business	Jurisdiction of Incorporation
Campbell Swire Equipment Leasing Ltd	Hong Kong
Campbell Swire (Xiamen) Co Ltd	China
Campbell Urban Renewal Corporation	New Jersey
Campbell’s de Mexico S.A. de C. V.	Mexico
Campbell's de Panama S.A.	Panama
Campbell’s U.K. Limited	United Kingdom
CANEB L.L.C.	Delaware
CanFin Holdings Inc.	Delaware
CASP Pty. Limited	Australia
CCHC Pty Ltd	Australia
CIRT Urban Renewal Corp.	New Jersey
Comercializadora Campbell de Guatemala, Limitada	Guatemala
CRHC Pty. Ltd.	Australia
CSC Brands LP	Delaware
CSC Insights, Inc.	New Jersey
CSC Standards, Inc.	New Jersey
EDS Investments, LLC	New Jersey
EPL Properties Pty Limited	Australia
Fresh Logistics, LLC	Delaware
Garden Fresh Gourmet, LLC	Delaware
Garden Fresh Gourmet Foods, Inc.	Washington
Habit, LLC	Delaware
Joseph Campbell Company	New Jersey
Kelsen Group A/S	Denmark
Kelsen South Africa (Pty) Ltd.	South Africa
Kelsen, Inc.	Delaware
Kjeldsens Campbell (Shanghai) Management Co. Ltd.	China
Kjeldsens Limited	Hong Kong
Pepperidge Farm, Incorporated	Connecticut
Players Biscuits Pty. Ltd.	Australia
Players Group Limited	Australia
Plum, PBC	Delaware
Plyfix Pty. Ltd.	Australia
PT Arnott’s Indonesia	Indonesia
The Soulfull Project, PBC	Delaware
Wm. Bolthouse Farms, Inc.	Michigan

The foregoing does not constitute a complete list of all subsidiaries of the registrant. The subsidiaries that have been omitted do not, if considered in the aggregate as a single subsidiary, constitute a “Significant Subsidiary” as defined by the SEC.